ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)
(Unaudited)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$14,789	$15,793
Accounts receivable, net of allowances of $700 and $885	93,617	156,667
Income tax receivable	2,149	375
Inventories	100,226	82,919
Prepaid expenses and other current assets	4,371	5,473
Total current assets	215,152	261,227

Property and equipment, net of accumulated depreciation of $12,326 and $11,844	18,016	16,118
Intangible assets, net of accumulated amortization of $83,046 and $78,627	75,189	52,054
Deferred income tax assets	14,302	19,403
Goodwill	43,560	27,638
Other assets	10,574	1,571
Total assets	$376,793	$378,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,045	$80,908
Sales returns liability	33,824	54,432
Accrued wages and wage related expenses	6,183	6,624
Accrued liabilities	11,791	13,723
Total current liabilities	106,843	155,687

Line of credit	93,363	58,363
Other long-term liabilities	20,052	5,470
Total liabilities	220,258	219,520

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,117 and 34,457 shares issued	36	34
Treasury stock, 7,055 and 6,983 common shares at cost	(50,455)	(49,733)
Additional paid-in capital	109,869	96,486
Accumulated other comprehensive loss	(1,566)	(1,410)
Retained earnings	98,651	113,114
Total stockholders’ equity	156,535	158,491
Total liabilities and stockholders’ equity	$376,793	$378,011

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Net sales	$78,750	$112,066
Cost of sales	54,928	74,474
Gross profit	23,822	37,592

Operating expenses:
Advertising and marketing	4,585	2,594
Selling, general and administrative	31,584	24,307
Transaction costs	247	—
Amortization of intangible assets	4,466	2,772
Total operating expenses	40,882	29,673

(Loss) income from operations	(17,060)	7,919

Other income (expense):
Interest expense	(1,010)	(500)
Other (expense) income	(516)	495
Total other expense	(1,526)	(5)

(Loss) income before provision for income taxes	(18,586)	7,914

Income tax benefit (provision)	4,162	(885)

Net (loss) income	$(14,424)	$7,029

(Loss) earnings per share attributable to stockholders:
Basic (loss) earnings per share	$(0.50)	$0.25
Diluted (loss) earnings per share	$(0.50)	$0.24

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following information are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended
		March 31, 2019	March 31, 2018

Net (loss) income in accordance with U.S. GAAP		$(14,424)	$7,029

Adjustments:
a.	Stock-based compensation expense	1,185	601
b.	Depreciation and amortization	6,057	5,030
c.	Other expense, net	1,526	5
d.	Transaction costs	247	—
e.	BRAVEN employee retention bonus	47	—
f.	Former CFO retention bonus	110	—
g.	Inventory step-up amount in connection with acquisition of HALO	431	—
h.	Income tax (benefit) provision	(4,162)	885
Total Adjustments		5,441	6,521

Adjusted EBITDA		$(8,983)	$13,550

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

DILUTED OPERATING (LOSS) EARNINGS PER SHARE RECONCILIATION	Three Months Ended
	March 31, 2019	March 31, 2018

Net (loss) income in accordance with U.S. GAAP	$(14,424)	$7,029

Adjustments:
a. Amortization expense related to 2018 and 2019 acquisitions	1,904	—
b. Transaction costs related to 2018 and 2019 acquisitions	247	—
c. Inventory step-up amortization related to 2018 and 2019 acquisitions	431	—
d. BRAVEN employee retention bonus	47
Total adjustments before tax	2,629	—
Tax effect [1]	(710)	—
Adjustments, net of tax	1,919	—
Adjusted net (loss) income	(12,505)	7,029

Diluted shares outstanding	28,883	28,693
Diluted operating (loss) earnings per share	$(0.43)	$0.24
1 Income tax effect calculated using the estimated 2019 statutory rate of 27.04%